UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2006

EAGLE BROADBAND, INC.
(Exact name of registrant as specified in its charter)

TEXAS (State or other jurisdiction of incorporation or organization)	1-15649 (Commission File Number)	76-0494995 (I.R.S. Employer Identification Number)

101 COURAGEOUS DRIVE
LEAGUE CITY, TEXAS 77573
(Address of principal executive offices) (Zip Code)

(281) 538-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On December 7, 2006, the company entered into an employment agreement with Anthony R. Cordaro, effective January 2, 2007, whereby Mr. Cordaro will serve as Vice President and General Manager of IT Services of the company. The agreement is for a term of two years and provides for an annual base salary of $125,000.00. Mr. Cordaro will also be eligible to receive quarterly and annual bonuses based upon the attainment of certain objectives. If Mr. Cordaro’s employment is terminated for reasons other than cause, Mr. Cordaro will be entitled to his salary for twelve months.

Item 5.02 Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 2, 2007, Anthony R. Cordaro will serve as Vice President and General Manager of IT Services of the company. From 2004 to the present, Mr. Cordaro, 56, has served as President and CEO for Connex Services, Inc., an IT services company based in Houston, Texas, specializing in multi-site rollouts for cabling infrastructures for data, voice, video, music, electronic security burglar alarm and access control systems. From 2000 to 2004, Mr. Cordaro served as President of Atlantic Pacific Communications, Inc., which provided data, telephony and fiber optic installation, project management and support services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BROADBAND, INC.
(Registrant)

/s/ DAVID MICEK
David Micek
President and Chief Executive Officer

DATE: December 13, 2006